EXHIBIT 23


            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS





     We consent to the incorporation by reference in the Registration Statements (on Form S-3 filed with the SEC on November 17, 1995 and on Form S-8 filed with the SEC on March 28, 1996 and May 9, 2000) of Juniata Valley Financial Corp. of our report dated January 23, 2004, with respect to the consolidated financial statements of Juniata Valley Financial Corp. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                 [BEARD MILLER GRAPHIC OMITTED]



                                                 BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
March 25, 2004